EXHIBIT 5.1

                                December 3, 2001


Network Commerce Inc.
411 First Avenue South
Suite 200 North
Seattle, Washington 98104

Re:      Registration Statement on Form S-8 of Network Commerce Inc.

Ladies and Gentlemen:

         We have acted as counsel to Network Commerce Inc., a Washington corporation (the "Company"), in connection with the filing of the above-referenced Registration Statement (the "Registration Statement") relating to the registration of shares (the "Shares") of Common Stock, $0.001 par value per share, of the Company that may be issued pursuant to (1) the Network Commerce Inc. 1999 Nonofficer Employee Stock Option Plan (the "Nonofficer Employee Plan") and (2) the Network Commerce Inc. Amended and Restated 1996 Combined Incentive and Nonqualified Stock Option Plan (the "1996 Plan" and collectively with the Nonofficer Employee Plan, the "Plans").

         In connection therewith, we have reviewed the Company's Articles of Incorporation, Bylaws and minutes of appropriate meetings of the Company's Board of Directors, and we are familiar with the Plans and the proposed issuance and sale of the Shares in accordance therewith and have examined such other records, documents and questions of law, and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion.

         Based on the foregoing, it is our opinion that:

         1. The Company is duly incorporated and validly existing under the laws of the State of Washington.

         2. The Shares (i) to be issued pursuant to the Nonofficer Employee Plan, as and when acquired in accordance with the terms and conditions of the Nonofficer Employee Plan and (ii) to be issued pursuant to the 1996 Plan, as and when acquired in accordance with the terms and conditions of the 1996 Plan, respectively, will be legally issued, fully paid and non-assessable under the Washington Business Corporation Act when certificates representing the Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

         We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the issuance and sale of the Shares.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                    Very truly yours,

                                    /S/ PRESTON GATES & ELLIS LLP